Consent of Independent Registered Public Accounting Firm

Chardan North China Acquisition Corporation
625 Broadway, Suite 1111
San Diego, California 92101

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 22, 2005, relating to the consolidated financial statements of Gifted Time Holdings Limited for the years ended June 30, 2003, 2004 and 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Reanda

BDO Reanda
Beijing, People’s Republic of China
June 27, 2006